CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of FRANKLIN MUNICIPAL SECURITIES TRUST on Form N-1A, File No. 033-44132, of our report dated July 2, 2003 relating to the financial statements and financial highlights of FRANKLIN MUNICIPAL SECURITIES TRUST which appear in the May 31, 2003 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




/s/PricewaterhouseCoopers LLP
San Francisco, California
September 28, 2003